STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is FINTOR ASSETS, LLC.

2. The name of the registered series is FINTOR ASSETS, LLC, SERIES #BEGIN.

By: Farshad Yousufi
Authorized Person

Name: Farshad Yousufi
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:17 PM 04/29/2022
FILED 01:17 PM 04/29/2022
SR 20221698512 - File Number 6781508